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EXHIBIT 10.3

                              AMENDED AND RESTATED
                          EXECUTIVE SEVERANCE AGREEMENT

     AMENDED AND RESTATED EXECUTIVE SEVERANCE AGREEMENT (as the same may hereafter be amended, supplemented for modified, this "Agreement") made as of the 25th day of February, 1998 by and between Electronic Designs, Inc., a Delaware corporation with its principal place of business in Westborough, Massachusetts (the "Company"), and Frank D. Edwards (the "Executive"). This Agreement amends and restates in its entirety the Executive Severance Agreement dated as of December 21, 1994 by and between Electronic Designs, Inc., a Massachusetts corporation, and Executive and all rights thereunder are hereby waived in favor of the rights granted herein.

     1. PURPOSE. The Company considers it important to foster the continuous employment of key management personnel. The Company recognizes, however, that, the possibility of a Terminating Event (as defined in Section 2 hereof), or other circumstances which could lead to changes in executive appointments, exists and that such possibility and the uncertainty and questions which it may raise among management personnel to the detriment of the Company. Therefore, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of Terminating Event or such other circumstances. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, and subject to the Executive's right to receive severance compensation under certain circumstances as provided herein, the Executive shall not have any right to be retained in the employ of the Company.

     2.    [INTENTIONALLY RESERVED]

     3. TERMINATING EVENT. A "Terminating Event" shall mean any of the following:

     (a) termination by the Company of the employment of the Executive with the Company for any reason other than:

     (i) death or permanent disability such as to prevent the Executive's effective performance of his job responsibilities as in effect at the date hereof;

     (ii) deliberate dishonesty of the Executive with respect to the Company or any subsidiary or affiliate of the Company;

     (iii) conviction of the Executive of a crime involving moral turpitude, deceit, dishonesty or fraud;



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     (iv)  material failure to perform a substantial portion of the Executive's duties and responsibilities hereunder, which failure continues after written notice given to the Executive by the Board of Directors;

     (v) gross negligence or willful misconduct of the Executive with respect to the Company or any subsidiary or affiliate thereof; or

     (vi) material breach of the Executive's fiduciary duties as an officer and employee of the Company;

     (b) resignation of the Executive from the employee of the Company, while the Executive is not receiving payments or benefits from the Company by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

     (i) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive;

     (ii) a decrease in the total annual compensation payable by the Company to the Executive other than as a result of a decrease in compensation payable to the Executive and to all other executive officers of the Company on the basis of the Company's financial performance;

     (iii) a requirement imposed by the Company that the Executive relocate to an office that is more than 50 miles distant from the office at which he is employed or the home at which he resides; or

     (iv) failure to a successor of the Company to assume its obligations hereunder, as provided in Section 16.

     4. SEVERANCE PAYMENT. In the event that a Terminating Event occurs, the Company shall pay to the Executive an amount equal to the Severance Payment Amount (as hereinafter defined), payable in one lump-sum payment on the date of such termination or resignation. The "Severance Payment Amount" shall mean the product of (x) the highest annual base salary payable to the Executive during any calendar year of his employment with the Company (not including bonus), multiplied by (y) one (1). In addition, the Executive shall be entitled to continued receipt of all life insurance and health and medical benefits provided to the Executive as of the date of this Agreement for a period of twelve (12) months following the date of the Terminating Event, or equivalent value in cash. The Company shall be required to provide irrevocably for such benefits by pre-paid purchase of benefits with sound and reputable insurers, or else shall pay the Executive, in a lump sum, as additional severance pay, an amount in cash equal to the discounted present value of the cost to the Executive of purchasing an equivalent benefit for such period, as determined by actuaries and/or other suitable professional personnel reasonably acceptable to the Executive.



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     5.    TERM. This Agreement shall become effective from the date hereof, and shall terminate upon the earlier of (a) the termination by the Company of the employment of the Executive for any of the reasons enumerated in Section 3(a)(i)-(vi) of this Agreement, and (b) the resignation of the Executive for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(iv) of this Agreement.

     6. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

     7. MITIGATION. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 4 hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise. Notwithstanding the foregoing, if the Executive obtains other employment during the period when the Executive is continuing to receive life insurance and health and medical benefits under Section 4, the Company shall be relieved of the obligation to provide such benefits to the extent that they are provided by the Executive's new employer in the ordinary course; and the Executive agrees to give the Company prompt written notice if he obtains such other employment during such period.

     8. SETTLEMENT AND ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association for commercial arbitration, except with respect to the selection of arbitrators which shall be as provided in this Section 8. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     9. ASSIGNMENT: PRIOR AGREEMENTS. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall insure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death after a Terminating Event but prior to the completion by the Company of all payments due him under Section 4 of this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the



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Company prior to his death (or to his estate, if the Executive fails to make such designation).

     10. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term of obligation or be deemed a waiver of any subsequent breach.

     12. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

     13. EFFECT ON OTHER PLANS. An election by the Executive to resign under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company's benefit plans, programs or policies except as otherwise provided in
Section 5 hereof, and except that the Executive shall have no rights to any severance benefits under any severance pay plan.

     14. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

     15. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

     16. OBLIGATIONS OF SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Company, the Company will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. If such successor shall fail to so expressly assume and agree to perform this Agreement, the



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Executive shall be entitled to resign and treat such failure as a Terminating
Event under Section 3(b).

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company by its duly authorized officer, and by the Executive, as of the date first above written.

                                        ELECTRONIC DESIGNS, INC.



                                        By:
                                           -------------------------------------
                                           Name: Donald F. McGuinness
                                           Title: President, Chairman and CEO



                                        EXECUTIVE



                                        ----------------------------------------
                                        Frank D. Edwards






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